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                                                                    Exhibit 23.1
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                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in the Registration
Statements on Form S-3 (No. 333-85943), Form S-3 (No. 333-36353) and Form S-8 (No. 333-82407) of Elizabeth Arden, Inc. (formerly named French Fragrances,
Inc.) of our report dated October 30, 2000, relating to the statement of the net assets to be sold and statements of net sales, cost of sales and direct operating expenses of the Elizabeth Arden Skin, Color and Fragrance, Elizabeth Taylor Fragrance and White Shoulders Fragrance Business, which are incorporated by reference in the Elizabeth Arden, Inc. Definitive Proxy Statement (as filed with the SEC on December 12, 2000) in the Current Report on Form 8-K of
Elizabeth Arden, Inc. dated January 23, 2001.




/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Florham Park, New Jersey
February 6, 2001